Exhibit 10.20
RESTATEMENT OF OPTION AGREEMENT

THIS RESTATEMENT OF OPTION AGREEMENT ("Agreement") is made and entered into as of January 1, 1997, by and among THE FALKIRK MINING COMPANY, an Ohio corporation qualified to do business in North Dakota (hereinafter referred to as "Seller"), and COOPERATIVE POWER ASSOCIATION, a Minnesota electric cooperative corporation qualified to do business in North Dakota, and UNITED POWER ASSOCIATION, a Minnesota electric cooperative corporation qualified to do business in North Dakota (hereinafter collectively referred to as "Buyer"), and the STATE OF NORTH DAKOTA, doing business as THE BANK OF NORTH DAKOTA ("Escrow Agent").
WITNESSETH:
WHEREAS, Seller, Buyer and KeyCorp, as successor by merger and name change to The Cleveland Trust Company, entered into an Option Agreement dated as of July 1, 1974, pursuant to which Seller granted to Buyer the exclusive right to purchase certain surface tracts and coal tracts and certain property and other interests more particularly described therein, which Option Agreement was amended pursuant to the Amendment to Option Agreement, dated as of December 15, 1993 (hereinafter referred to as the "Option Agreement");
WHEREAS, the Option Agreement was executed and delivered pursuant to a Coal Sales Agreement, also dated as of July 1, 1974, by and between Seller and Buyer, and as subsequently amended from time to time (hereinafter referred to as the "Coal Sales Agreement"); and
WHEREAS, Buyer and Seller intend by this Agreement to amend and restate the Option Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:
SECTION 1. GRANT OF OPTION
Seller hereby conveys and grants to Buyer the exclusive right, option and privilege, during the term of this Agreement, upon the terms herein contained, to purchase the surface tracts and coal tracts referred to in Section 2 hereinafter, and to purchase the property and other interests referred to in Section 3 hereinafter, subject, however, to the rights of third parties pursuant to "Loans" and/or "Leases" as those terms are defined in Section 4 of the Coal Sales Agreement.

SECTION 2. DEPOSIT IN ESCROW OF DEEDS
Seller, within thirty (30) days after the execution of this Agreement, shall deposit with the Escrow Agent, for the purposes herein specified, duly executed and acknowledged deeds to all surface tracts and coal tracts, together with the mining rights appurtenant thereto, used in connection with "Seller's Mine" as that term is defined in Section 1(b) of the Coal Sales Agreement, which deeds shall convey such tracts to Buyer as tenants in common having the respective participations indicated by the provisions of Section 13 hereinafter, or to their successors or assigns. In addition, Seller, on or before January 31, 1998, and on or before January 31 of each year thereafter, shall deposit with the Escrow Agent necessary replacement deeds such that on said date there shall be on deposit with the Escrow Agent duly executed and acknowledged deeds from Seller to Buyer, its successors and assigns, to all surface tracts and coal tracts, together with the mining rights appurtenant thereto, used in connection with Seller's Mine as of December 31 of the previous year. Exhibit A hereto contains a legal description of all such surface tracts and coal tracts, together with the mining rights appurtenant thereto, held by Seller as of December 31, 1996. Each deposit by Seller with the Escrow Agent pursuant to this Section 2 shall be accompanied by a certificate from an authorized officer of Seller stating that the deposit is in compliance with this Section 2.
SECTION 3. DEPOSIT IN ESCROW OF ASSIGNMENTS AND BILL OF SALE
Seller, within thirty (30) days after the execution of this Agreement, shall deposit with the Escrow Agent, for the purposes herein specified, (a) duly executed and acknowledged assignments transferring to Buyer all of Seller's interest in all of the leases, subleases, easements and other agreements used in connection with Seller's Mine, and (b) a duly executed and acknowledged General Bill of Sale and Assignment of Personal Property transferring Seller's title to all of Seller's tangible and intangible personal property to Buyer as tenants in common having the respective participations indicated by the provisions of Section 13 hereinafter, or to their successors or assigns. In addition, Seller, on or before January 31, 1998, and on or before January 31 of each year thereafter, shall deposit with the Escrow Agent necessary replacement assignments and a replacement General Bill of Sale and Assignment of Personal Property, such that on said date there shall be on deposit with the Escrow Agent duly executed and acknowledged assignments from Seller to Buyer, its successors and assigns, of all leases, subleases, easements and other agreements used in connection with Seller's Mine and a General Bill of Sale and Assignment of Personal Property covering all tangible and intangible personal property and fixtures used in connection with Seller's Mine as of December 31 of the previous year. Exhibit B hereto contains a description of all such leases and subleases held by Seller as of December 31, 1996, and Exhibit C hereto contains a description of all such easements and other agreements held by Seller as of December 31, 1996. Each deposit by Seller with the Escrow Agent pursuant to this Section 3 shall be accompanied by a certificate from an authorized officer of Seller stating that the deposit is in compliance with this Section 3.

SECTION 4. DELIVERY BY ESCROW AGENT AND SELLER TO BUYER
The Escrow Agent shall forthwith deliver to Buyer the deeds described in Section 2 hereof and the assignments and the General Bill of Sale and Assignment of Personal Property described in Section 3 hereof (which, collectively, are hereinafter referred to as "Escrowed Documents of Title"), and Seller shall thereupon surrender possession of such property upon receipt by the Escrow Agent of written notice from Buyer of the exercise by Buyer of its rights pursuant to Section 12 of the Coal Sales Agreement and receipt from Buyer of a certified or cashier's check payable to Seller in an amount determined in accordance with the provisions of Section 5 hereinafter and evidence of Buyer's assumption, payment, satisfaction or deeming of satisfaction of the Loans and Leases as provided in said Section 5. In addition, Seller shall forthwith deliver to Buyer any additional deeds, assignments and bills of sale covering all of the real and personal property interests acquired by Seller from the date of the last deposit in escrow provided for in Sections 2 and 3 hereof to the date of the exercise by Buyer of its rights pursuant to Section 12 of the Coal Sales Agreement.
SECTION 5. PRICE DETERMINATION, METHOD AND AMOUNT OF PAYMENT
The price to be paid to Seller for all the assets of Seller described in the Escrowed Documents of Title and any additional documents of title as described in Section 4 hereof, referred to in this Section 5 as the "Assets", shall be the payment or assumption of all of Seller's obligations and the payment to Seller of an amount equal to its shareholders' equity (including undistributed the obligations of Seller under any Loan or Lease referred to in Section 4 of the Coal Sales Agreement and the assumption by Buyer of the overriding lease obligation of Seller to pay ten cents ($0.10) per ton to ANR Western Coal Development Company or its assigns which is referred to in Section 5.2(b) of the Coal Sales Agreement.
Payment of the price shall be made by Buyer assuming, paying or satisfying in full the outstanding obligations of Seller described above and indemnifying and saving harmless Seller from all liability or claims thereunder and by Buyer paying by certified or cashier's check to Escrow Agent an amount equal to the Seller's shareholders' equity. Buyer may offset any loans by Buyer to Seller.
The amount of the certified or cashier's check to be delivered to Escrow Agent as aforesaid shall be determined by Buyer on the basis of the most recent financial statements of Seller. Such certified or cashier's check shall forthwith be delivered to Seller by Escrow Agent.
SECTION 6. SUBSEQUENT PRICE ADJUSTMENT
After the delivery of the Escrowed Documents of Title and any additional documents of title and the certified or cashier's check in accordance with Sections 4 and 5 hereof, Buyer shall pay promptly to Seller any amount by which the certified or cashier's check delivered to the Escrow Agent is less than the excess of the shareholders' equity over the amounts assumed, paid, satisfied or deemed satisfied referred to in Section 5 hereof, or Seller shall refund promptly to Buyer any amount by which the certified or cashier's check aforesaid is greater than the excess of the shareholders' equity over said amounts, as determined by an audit as of the date of delivery of the certified or cashier's check as aforesaid.
SECTION 7. DELIVERY BY ESCROW AGENT TO SELLER
The Escrow Agent shall forthwith deliver to Seller the Escrowed Documents of Title upon receipt by the Escrow Agent from Buyer and Seller of written notification that the Coal Sales Agreement has terminated for any reason other than the provisions of Section 12 thereof. If Buyer, pursuant to the Coal Sales Agreement, instructs Seller to permanently cease delivery of coal shipments from the Riverdale Coal Field, as defined in the Coal Sales Agreement, then Buyer shall, concurrently with giving Seller such instruction, notify the Escrow Agent to deliver to Seller all assignments, deeds and other documents of title covering all of the real property or real property interests to which such instruction pertains and are subject to this Agreement. From and after the date of such instruction, Buyer shall have no right, claim or option in or to any such real property or real property interest under or pursuant to this Agreement.
SECTION 8. CUSTODY OF ESCROWED DOCUMENTS OF TITLE
The Escrow Agent agrees that it shall hold the Escrowed Documents of Title delivered to it by Seller in accordance with the provisions of this Agreement. It is agreed that Seller's interest as lessee and beneficial and record owner of the real and personal property represented by said documents of title shall remain in Seller during the escrow period. No assignment, transfer or conveyance of any right, title or interest in or to the subject matter of the escrow may be made by the Escrow Agent except as provided in this Agreement.
SECTION 9. FEES AND DUTIES OF ESCROW AGENT
(a)    The Escrow Agent shall receive compensation for services at its customary rate as in effect from time to time and for the services and expenses of legal counsel, agents and attorneys-in fact employed by the Escrow Agent in relation to this Agreement; for amounts which it is charged or for which it is held responsible or liable in relation to this Agreement; and for all out-of-pocket expenses in relation to this Agreement, all of which amounts shall be paid by Seller.
(b)    Should any controversy arise, or should the Escrow Agent have a good faith doubt concerning the right of any person to the Escrowed Documents of Title, the Escrow Agent shall have the right, but not the duty, to institute a bill of interpleader in any court of competent jurisdiction to determine the interests of Seller and Buyer to the Escrowed Documents of Title. In the event that the Escrow Agent attempts to so institute a bill of interpleader and the court denies or dismisses such bill, then the Escrow Agent shall have the right to refuse to comply with any demands made upon it and to refuse to take any other action hereunder, so long as such controversy shall continue or such doubt exists.
(c)    The duties of the Escrow Agent are only those which are specifically provided in this Agreement, and the Escrow Agent is not required to institute legal proceedings of any kind. The Escrow Agent is not required to defend any legal proceedings unless requested to do so by the parties and then only if the parties agree to indemnify the Escrow Agent to its satisfaction. The Escrow Agent is not liable for any action it may take or fail to take as escrow agent when its conduct is in good faith and in the exercise of its own best judgment or upon the advice of its legal counsel.
(d)    The Escrow Agent shall be protected in acting upon any written notice, request, demand, waiver, consent, certificate, receipt, authorization, power of attorney, demand, letter, judgment, other paper or document which the Escrow Agent believes in good faith to be genuine.
(e)    In case of the merger or consolidation of the Escrow Agent hereunder, the resultant corporation shall be Escrow Agent without notice to any party. Seller and Buyer may, at any time, mutually designate in writing another person or corporation as a successor Escrow Agent. The Escrow Agent, upon receipt of such designation of such successor signed by Seller and Buyer, shall promptly deliver to such successor the Escrowed Documents of Title, and thereafter such successor shall be bound by all of the covenants of the Escrow Agent contained herein.
(f)     The Escrow Agent shall have no responsibility for the genuineness or the validity of any document deposited with it or for the identity or legal capacity of any party involved, or for the sufficiency of any agency or for the genuineness of signatures to any papers or documents, or for any delay in or under this Agreement due to any cause beyond its control, and it shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper parties.
(g)    The Escrow Agent shall not be liable in the event it shall be prevented from delivering any of the Escrowed Documents of Title or any check from Buyer by operation of law or order of a court of competent jurisdiction.
(h)    The Escrow Agent shall not withhold performance under this Agreement, unless restrained by order of court or served with some legal proceeding having a similar effect, and in so doing, the Escrow Agent shall not become liable to the undersigned, or to any other person, for its failure or refusal to comply with conflicting or adverse claims or demands.
(i)    In the event of a dispute between the parties, an ambiguity in the provisions hereof or uncertainty on the part of the Escrow Agent as to how to proceed with the terms thereof, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection to do so, the Escrow Agent may: (1) refrain from taking any action other than to safely keep the Escrowed Documents of Title deposited with it until it shall have received joint written instructions from the parties hereto; or (2) deposit the Escrowed Documents of Title with a court of competent jurisdiction and thereupon have no further duties or responsibilities in connection therewith.
(j)    The Escrow Agent may resign at any time by delivering written notice at least thirty (30) days before the date upon which such resignation is to become effective to the parties hereto, who hereby agree to designate, by a written instrument delivered to the Escrow Agent together with the acceptance of such successor on or before such effective date, a successor Escrow Agent. After the effective date of such resignation, the Escrow Agent shall be under no further obligation to perform any of the duties of Escrow Agent under the terms of this Agreement other than to deliver the Escrowed Documents of Title and any check from Buyer previously delivered to it to a properly designated successor Escrow Agent or to deal with such Escrowed Documents of Title and check as provided in paragraph (i) of this Section 9. Any successor Escrow Agent shall have all of the duties, powers, rights and immunities conferred upon the Escrow Agent hereby. Any successor Escrow Agent may accept as complete and correct and may rely upon any account made by any prior Escrow Agent and shall not be subject to any liability or responsibility with respect to the prior administration by any prior Escrow Agent.
SECTION 10. TERM
This Agreement, unless sooner terminated pursuant to Section 7 hereof or by the exercise of the option herein granted, shall terminate twenty-one (21) years after the death of the last survivor of the issue living on the date hereof of Ronald J. Larson and the issue living on the date hereof of Antone J. Rude, at which time the Escrow Agent shall thereupon deliver the Escrowed Documents of Title to Seller.
SECTION 11. EFFECT OF EXERCISE OF OPTION
The exercise by Buyer of the option herein shall have no effect on any claims or controversies with respect to the Coal Sales Agreement except as provided herein.
SECTION 12. NOTIFICATION
Except as otherwise expressly stated in this Agreement, any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or by express delivery service or by United States certified mail, return receipt requested, postage prepaid and addressed to the appropriate party as follows:

(a)	To Seller:	The Falkirk Mining Company
PO Box 1087
Underwood, North Dakota 58576-1087
Attention: President

with a copy to:		The North American Coal Corporation
Signature Place II
14785 Preston Road
Suite 1100
Dallas, Texas 75240-7891
Attention: President and Chief Executive Officer

(b)	To Seller:	Cooperative Power Association
14615 Lone Oak Road
Eden Prairie, Minnesota 55344-2287
Attention: General Manager

with a copy to:		United Power Association
17845 East Highway 10
P.O. Box 800
Elk River, Minnesota 55330-0800
Attention: Executive Vice President and General Manager

(c)	To Escrow Agent:	The Bank of North Dakota
700 East Main Street
P.O. Box 5509
Bismarck, North Dakota 58502-5509
Attention: Manager, Trust Department

(d)	To such other address or addresses as the parties may from time to time designate in writing.
SECTION 13. COMMITMENT OF BUYER
The commitment of each of the companies constituting Buyer is several, and not joint, and the obligation and liability of each is limited to the following percentages: Cooperative Power Association fifty-six percent (56%) and United Power Association forty-four percent (44%).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Attest:		THE FALKIRK MINING COMPANY

/s/ Thomas A. Koza	By:	/s/ Dan W. Swetich
Secretary		Dan W. Swetich
Its President

Attest:		COOPERATIVE POWER ASSOCIATION

	By:	/s/ Ronald J. Larson
Secretary		Ronald J. Larson
Its Acting General Manager

Attest:		UNITED POWER ASSOCIATION

	By:	/s/ Antone J. Rude
Secretary		Antone J. Rude
Its Executive Vice President
and General Manager

Attest:		THE BANK OF NORTH DAKOTA

/s/ La Donna Laingang	By:	/s/ Nancy Glass
Secretary		Nancy Glass
Its Manager, Trust Department
Note: Copies of the exhibits can be obtained through the Bismarck Land Department or Corporate Records (Dan Mitchell - Dallas).